Exhibit 99.1

FOR IMMEDIATE RELEASE
Contact:	Brian D. Keogh
(425) 453-9400

ESTERLINE REPORTS FISCAL 2011 FIRST QUARTER

EARNINGS UP OVER 130% ON 10.6% SALES IMPROVEMENT

Income from continuing operations $30 million, or $0.97 per share, on $370.8 million sales

BELLEVUE, Wash., February 24, 2011 – Esterline Corporation (NYSE: ESL www.esterline.com), a leading specialty manufacturer serving aerospace/defense markets, today reported fiscal 2011 first quarter (ended January 28) income from continuing operations of $30.0 million, or $0.97 per diluted share, on sales of $370.8 million. This represents a 10.6% growth in sales over last year’s $335.3 million, and a 142.1% growth in income over last year’s $12.4 million. Diluted earnings per share of $0.97 were up 136.6% over the prior year’s level of $0.41 per diluted share.

Brad Lawrence, Esterline’s Chief Executive Officer, said he was encouraged by the revenue strength that materialized in the quarter and was “…pleased with our ability to leverage that strength into enhanced levels of profitability in all three of our business segments.” Lawrence said, “…the combination of increased activity in military retrofit programs with a healthier commercial aircraft market – including strong OEM positions, important retrofit programs and improving spare parts trends – is driving our performance.”

On the commercial aerospace side, Lawrence said the stronger spare parts market was a key driver of Esterline’s results in the first quarter of 2011. While the company continues to have some exposure to the timing of certain new production models, including the Boeing 787 and the slow recovery of the business jet market, Lawrence said he “…remains optimistic about expected production rates for new aircraft.” He noted increasing build rates

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for both Airbus and Boeing single-aisle aircraft and also pointed to recent contract wins for Gulfstream aircraft as well as the recent certification of Esterline’s Flight Management System for the Sukhoi Super Jet 100.

With respect to aerospace business for defense customers, Lawrence noted that the company continued to benefit from strength in retrofit work for C130s, UH-60 Blackhawks and other legacy platforms. Similar strength was also evident across a variety of international customers, including those in Brazil, India and other countries where defense budgets continue to increase. Regarding new platform work, Lawrence said that Esterline remains well positioned on several platforms, including the F-35 Joint Strike Fighter and the T-6B military trainer.

Lawrence noted that the current uncertainty surrounding the U.S. defense budget could “…affect the timing of certain programs, including our combustible ordnance and countermeasure flares businesses.” However, he said, “We believe that this is a manageable risk that should not prevent us from delivering overall solid financial results in this fiscal year.” Lawrence reiterated the company’s recently raised full-year earnings guidance range of $4.55 to $4.80 per share.

In addition to Esterline’s principal aerospace/defense business, Lawrence cited the relatively broad-based strength from applications of its core technology into such diverse end-markets as medical capital equipment, high-speed rail networks and nuclear power generation.

Lawrence emphasized that as markets improve and new growth opportunities emerge, “…Esterline is focused on operational excellence. We are clearly demonstrating continuous progress in achieving both world-class product quality and service for our customers and increased profitability and returns for our shareholders.”

Gross profit dollars increased 28.7% compared to the same period last year. Gross margin as a percentage of sales increased to 35.6% in the first quarter compared with 30.6% in the first quarter of last year. Selling, general and administrative expenses were 17.8% of sales in the first quarter compared with 18.3% in the first quarter of FY10.

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First quarter research, development and engineering (R&D) expense totaled $19.6 million, or 5.3% of sales, compared with $16.7 million, or 5.0% of sales in the same quarter a year ago. Lawrence said, “We continue to regard a forward-leaning research and development effort as key to our competitive advantage, a point reflected in our solid backlog of business. These efforts have enabled Esterline to capture new programs, keep our incumbency status intact on existing programs, and open doors to new categories and markets.”

New orders for the first quarter rose 18.1% to $399.3 million, compared with $338.0 million for the same period in 2010. Backlog held steady at $1.1 billion.

Net income was $30.0 million, or $0.97 per diluted share compared with $12.7 million or $0.42 per diluted share in the prior year period, which includes $0.01 per diluted share of income from discontinued operations.

Conference Call Information

Esterline will host a conference call to discuss this announcement today at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time). The U.S. dial-in number is 800.706.7749; outside the U.S., use 617.614.3474. The pass code for the call is: 96512840.

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “should” or “will,” or the negative of such terms, or other comparable terminology. These forward-looking statements are only predictions based on the current intent and expectations of the management of Esterline, are not guarantees of future performance or actions, and involve risks and uncertainties that are difficult to predict and may cause Esterline’s or its industry’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Esterline’s actual results and the timing and outcome of events may differ materially from those expressed in or implied by the forward-looking statements due to risks detailed in Esterline’s public filings with the Securities and Exchange Commission including its most recent Annual Report on Form 10-K.

Page 4 of 6 Esterline Reports First Quarter 2011 Results

ESTERLINE TECHNOLOGIES CORPORATION

Consolidated Statement of Operations (unaudited)

In thousands, except per share amounts

	Three months ended
	Jan 28, 2011	Jan 29, 2010

Segment Sales
Avionics & Controls	$192,467	$170,257
Sensors & Systems	77,055	70,692
Advanced Materials	101,277	94,361

Net Sales	370,799	335,310

Cost of Sales	238,677	232,639

	132,122	102,671

Expenses
Selling, general and administrative	66,092	61,295
Research, development and engineering	19,619	16,749
Other expense	—	41

Total Expenses	85,711	78,085

Operating Earnings From Continuing Operations	46,411	24,586
Interest income	(340)	(383)
Interest expense	9,137	7,961

Income From Continuing Operations
Before Income Taxes	37,614	17,008
Income Tax Expense	7,654	4,569

Income From Continuing Operations
Including Noncontrolling Interests	29,960	12,439
Loss (Income) Attributable to Noncontrolling Interests	23	(54)

Income From Continuing Operations	29,983	12,385

Income From Discontinued Operations, Net of Tax	8	340

Net Earnings	$29,991	$12,725

Earnings Per Share - Basic:
Continuing Operations	$.99	$.42
Discontinued Operations	—	.01

Earnings Per Share - Basic	$.99	$.43

Earnings Per Share - Diluted:
Continuing Operations	$.97	$.41
Discontinued Operations	—	.01

Earnings Per Share - Diluted	$.97	$.42

Weighted Average Number of Shares Outstanding - Basic	30,349	29,789
Weighted Average Number of Shares Outstanding - Diluted	31,011	30,218

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ESTERLINE TECHNOLOGIES CORPORATION

Consolidated Sales and Income from Continuing Operations by Segment (unaudited)

In thousands

	Three months ended
	Jan 28, 2011	Jan 29, 2010

Segment Sales
Avionics & Controls	$192,467	$170,257
Sensors & Systems	77,055	70,692
Advanced Materials	101,277	94,361

Net Sales	$370,799	$335,310

Income from Continuing Operations
Avionics & Controls	$31,004	$19,432
Sensors & Systems	10,971	4,556
Advanced Materials	15,268	8,730

	57,243	32,718

Corporate expense	(10,832)	(8,091)
Other expense	—	(41)
Interest Income	340	383
Interest expense	(9,137)	(7,961)

Income From Continuing Operations
Before Income Taxes	$37,614	$17,008

Page 6 of 6 Esterline Reports First Quarter 2011 Results

ESTERLINE TECHNOLOGIES CORPORATION

Consolidated Balance Sheet (unaudited)

In thousands

	Jan 28,	Jan 29,
	2011	2010
Assets
Current Assets
Cash and cash equivalents	$351,481	$187,050
Cash in escrow	14,000	—
Accounts receivable, net	263,666	245,527
Inventories	303,605	271,989
Income tax refundable	22,084	7,581
Deferred income tax benefits	38,644	31,059
Prepaid expenses	16,464	19,291
Other current assets	10,617	11,635

Total Current Assets	1,020,561	774,132

Property, Plant and Equipment, Net	280,349	270,367

Other Non-Current Assets
Goodwill	806,338	731,792
Intangibles, net	447,644	409,204
Debt issuance costs, net	7,413	6,659
Deferred income tax benefits	88,866	79,593
Other assets	10,677	12,307
	$2,661,848	$2,284,054

Liabilities and Shareholders’ Equity
Current Liabilities
Accounts payable	$76,225	$76,980
Accrued liabilities	228,378	172,636
Credit facilities	—	1,439
Current maturities of long-term debt	14,259	6,816
Deferred income tax liabilities	6,843	5,932
Federal and foreign income taxes	4,513	936

Total Current Liabilities	330,218	264,739
Long-Term Liabilities
Long-term debt, net of current maturities	594,145	525,737
Deferred income tax liabilities	149,990	127,571
Pension and post-retirement obligations	107,047	93,665
Other liabilities	25,955	21,984

Total Shareholders’ Equity	1,454,493	1,250,358

	$2,661,848	$2,284,054